BEEMAN DRILLING CO.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Beeman Drilling Co.
Moab, Utah

We have audited the accompanying balance sheet of Beeman Drilling Co. (“Beeman Drilling”) as of December 31, 2006, and the related statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2006 and 2005.  These financial statements are the responsibility of Beeman Drilling 's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Beeman Drilling as of December 31, 2006, and the results of its operations and cash flows for the years ended December 31, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ Malone & Bailey
Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

January 4, 2008

Beeman Drilling Co.
Balance Sheet
December 31, 2006

ASSETS
Current assets
Cash	$1,430,257
Trading securities, at market	4,318,984
Accounts receivable	813,776
Prepaid expenses	306,995
Total current assets	6,870,012

Property and equipment, net	1,204,339

TOTAL ASSETS	$8,074,351

LIABILITIES AND STOCKHOLDER’S EQUITY

Current liabilities
Accounts payable and accrued expenses	$130,799
Due to related party	54,500
Cash overdraft	74,400
Income taxes payable	933,026
Deferred income taxes payable	474,657
Total current liabilities	1,667,382

TOTAL LIABILITIES	1,667,382

STOCKHOLDERS’ EQUITY
Common stock, $1.00 par value per share; 100,000 shares authorized; 100,000 shares issued and outstanding	100,000
Retained earnings	6,306,969
Total stockholders’ equity	6,406,969

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,074,351

The Accompanying Notes are an Integral Part of the Financial Statements

Beeman Drilling Co.
Statements of Operations
For the Years Ended December 31, 2006 and 2005

	2006	2005

Revenues	$5,687,402	$5,985,912
Cost of revenues
Related party	129,700	788,509
Non-related party	2,240,889	2,316,349

Total cost of revenue	2,370,589	3,104,858

Gross margin on drilling operations	3,316,813	2,881,054

Operating expenses
Selling, general and administrative
Related party	301,359	63,613
Non-related party	2,007,546	1,962,674
Total general and administrative expense	2,308,905	2,026,287
Depreciation	358,174	378,572

Total operating expenses	2,667,079	2,404,859

Income from operations	649,734	476,195

Other income (expense)
Investment income (loss)	(1,193,423)	3,147,439
Interest expense	(76,043)	(99,114)

Income (loss) before provision for income taxes	(619,732)	3,524,520

Income tax expense (recovery)	(298,481)	1,479,643

Net income (loss)	$(321,251)	$2,044,877

Per Share Data
Basic and diluted net income (loss) per share	$(3.21)	$20.45

Weighted average shares outstanding	100,000	100,000

The Accompanying Notes are an Integral Part of the Financial Statements

Beeman Drilling Co.
Statements of Stockholders’ Equity
For the Years Ended December 31, 2006 and 2005

	Common Stock		Retained
	Shares	Amount	Earnings	Total

Balance, December 31, 2004	100,000	$100,000	$4,583,343	$4,683,343

Net income	-	-	2,044,877	2,044,877
				-
Balance, December 31, 2005	100,000	100,000	6,628,220	6,728,220

Net loss	-	-	(321,251)	(321,251)

Balance, December 31, 2006	100,000	$100,000	$6,306,969	6,406,969

The Accompanying Notes are an Integral Part of the Financial Statements

Beeman Drilling Co.
Statements of Cash Flow
For the Years Ended December 31, 2006 and 2005

	2006	2005
Cash flows from operating activities
Net income (loss)	$(321,251)	$2,044,877
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	358,174	378,572
Deferred income tax expense (recovery)	119,577	(2,836)
Noncash investment income (loss)	1,356,703	(2,987,051)
Changes in assets and liabilities
Accounts receivable	398,772	(490,794)
Accounts payable and accrued expenses	(536,070)	(464,669)
Prepaid expense and other current assets	(203,368)	(103,627)
Income taxes payable	(549,479)	1,840,421

Net cash provided by operating activities	623,058	214,893

Cash flows from investing activities
Purchase of property and equipment	(752,658)	(213,293)
Investments in equity securities	(6,302,631)	(13,017,432)
Sale of equity securities	11,265,968	9,459,047

Net cash provided by (used in) investing activities	4,210,679	(3,771,678)

Cash flows from financing activities
Bank overdraft	74,400
Proceeds of related party debt		103,627
Payments on related party debt	(49,127)
Increase in margin loan		3,580,507
Payments on margin loan	(3,580,507)

Net cash provided by (used in) financing activities	(3,555,234)	3,684,134

Increase in cash and equivalents	1,278,503	127,349
Cash and equivalents, beginning of year	151,754	24,405

Cash and equivalents, end of year	$1,430,257	$151,754

Supplemental disclosures
Cash paid for interest	$-	$-
Cash paid for taxes	$220,497	$220,120

The Accompanying Notes are an Integral Part of the Financial Statements

Beeman Drilling Co.
Notes to Financial Statements
December 31, 2006 and 2005

Note 1: Organization and Nature of Operations

Bob Beeman Drilling Co., a Utah corporation, was formed in 1966.  Beeman Drilling operates twelve drilling and core rigs in Utah, New Mexico, Nevada, Arizona and Colorado and derives its income from mineral core sampling, deep water well drilling and oil and gas drilling.

Note 2: Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

Beeman Drilling considers all highly liquid investments with maturities from date of purchase of three months or less to be cash equivalents. Cash and equivalents consist of cash on deposit with domestic banks and, at times, may exceed federally insured limits.

Accounts Receivable

Beeman Drilling provides an allowance for doubtful accounts on trade receivables based on historical collection experience and a specific review of each customer's trade receivable balance.  As of December 31, 2006, there was no allowance provided on accounts receivable due to management’s assessment of the collectability of these items.  No accounts were written off during the years ended December 31, 2006 and 2005.

Credit Risk

Beeman Drilling is subject to credit risk relative to its trade receivables.  However, credit risk with respect to trade receivables is minimized due to the nature of its customer base.

Beeman Drilling maintains cash balances at one bank and one financial institution. Accounts at the bank are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. Beeman Drilling also had $1,614,263 invested in an overnight repurchase agreement account as of December 31, 2006.

Trading Securities

Beeman Drilling classifies its investments as trading based upon the nature of the investment.   Trading securities are primarily marketable equity securities which are reported at estimated fair value with realized and unrealized gains and losses included other income (loss). The estimated fair values of investments are based on quoted market prices or dealer quotes.

Property and Equipment

Property and equipment are carried at cost.   Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the following estimated useful lives:

Classification	Estimated Useful Life
Drilling rigs & equipment	5-10 Years
Heavy trucks & trailers	5 Years
Automobiles	3-5 Years
Buildings and improvements	10 Years

The cost of asset additions and improvements that extend the useful lives of property and equipment are capitalized. Routine maintenance and repair items are charged to current operations. The original cost and accumulated depreciation of asset dispositions are removed from the accounts and any gain or loss is reflected in the statement of operations in the period of disposition.

Impairment of Long-Lived Assets

Long-lived assets, including property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the long-lived asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. If it is determined that an impairment loss has occurred, the loss is measured as the amount by which the carrying amount of the long-lived asset exceeds its fair value.

Revenue Recognition

Beeman Drilling recognizes service revenue as the service is provided.  Our primary source of revenue is derived from  mineral core sampling, deep water well drilling and oil and gas drilling.

Income Taxes

Beeman Drilling recognizes deferred income tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred income tax liabilities and assets are determined based on the difference between the financial statement and the tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company recognizes deferred tax assets if it is more likely than not that the assets will be realized in future years.

Net Income per Common Share

Basic net income (loss) per common share amounts are computed using the weighted average number of common shares outstanding during the year. Diluted per common share amounts are computed using the weighted average number of common shares outstanding during the year and dilutive potential common shares. Dilutive potential common shares consist of stock options, stock warrants and redeemable convertible preferred stock and are calculated using the treasury stock method.  As of December 31, 2006, there were no dilutive potential common shares outstanding.

Recent Accounting Pronouncements

Beeman Drilling does not expect that adoption of recently issued accounting pronouncements will have a material impact on its financial position, results of operations or cash flows.

Note 3: Property and Equipment

Property and equipment consisted of the following as of December 31, 2006:

Description	Amount

Drilling rigs & equipment	$2,854,696
Heavy trucks & trailers	368,400
Automobiles	499,730
Buildings and improvements	25,633

Total	3,748,459
Less: Accumulated depreciation	2,599,120

Net depreciable assets	1,149,339
Land	55,000

Property and equipment, net	$1,204,339

Depreciation expense was $358,174 and $378,572 for the years ended December 31, 2006 and 2005, respectively.

Note 4: Trading Securities

The aggregate amortized cost, gross unrealized gains, gross unrealized losses, and estimated fair value of trading securities at December 31, 2006, is as follows:

Description	Cost	Gross Unrealized Gains	Gross Unrealized Losses		Estimated Fair Value

Marketable securities	$3,315,799	$1,117,550	$	(114,365)	$4,318,984
Total	$3,315,799	$1,117,550		$(114,365)	$4,318,984

Note 5: Concentrations

As of December 31, 2006, four of Beeman Drilling 's customers accounted for 61%, 14% , 12% and 8% of total accounts receivable, respectively. For the year ended December 31, 2006, the Beeman Drilling 's three largest customers accounted for 26%, 24%, 15% and 9% of total revenues, respectively.

Note 6: Income Taxes

Beeman Drilling files its income tax returns using the cash method of accounting. Cumulative timing differences resulting from the use of the cash method of accounting for income tax purposes result in a net deferred tax liability and amounted to approximately $967,000 and $1,200,000 as of December 31, 2005 and 2006, respectively.

A reconciliation of the differences between the effective and statutory income tax rates are as follows for the years ended December 31, 2006 and 2005:

	2006	2005
Federal statutory rate – 34%	$(210,709)	$1,198,337
State tax rate – 6% in 2005, 11% in 2006	(87,772)	281,306
Income tax provision	$(298,481)	$1,479,643

Deferred income tax expense (recovery) amounted to approximately $120,000 and ($3,000) for the years ended December 31, 2006 and 2005, respectively.

Note 7: Fair Value of Financial Instruments

The estimated fair value of Beeman Drilling 's financial instruments is as follows as of December 31, 2006:

The carrying amounts of cash and equivalents, accounts receivable and accounts payable approximated fair value due to the short-term maturity of these instruments.

Marketable securities are presented at estimated market value of $4,318,984.

Note 8: Related Party Transactions

Related parties provided services to Beeman Drilling and were employed by Beeman Drilling during 2005 and 2006.  Beeman Drilling owed related parties $54,500 as of December 31, 2006.  Interest has not been accrued or imputed on the amounts owed to related parties as they settled on a current basis.  Beeman Drilling paid related parties $129,700 and $788,509 in the nature of services charged to cost of revenues, during the years ended December 31, 2006 and 2005, respectively. Beeman Drilling paid related parties $301,359 and $63,613 in the nature of services charged to selling, general and administrative expenses, during the years ended December 31, 2006 and 2005, respectively.

Beeman Drilling Co.
Balance Sheets
(Unaudited)

	September 30, 2007	December 31, 2006
ASSETS
Current Assets
Cash	$610,844	$1,430,257
Trading securities, at market	8,613,494	4,318,984
Accounts receivable	488,239	813,776
Prepaid expenses	-	306,995

Total current assets	9,712,577	6,870,012

Property And Equipment
Rig equipment	2,757,213	2,854,696
Vehicles	868,130	868,130
Buildings and land	80,633	80,633
Total property and equipment	3,705,976	3,803,459
Less: Accumulated depreciation	2,680,323	2,599,120

Property and equipment, net	1,025,653	1,204,339

TOTAL ASSETS	$10,738,230	$8,074,351

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$10,206	$130,799
Due to related party	257,209	54,500
Cash overdraft	-	74,400
Income taxes payable	1,436,809	933,026
Deferred income tax payable	474,657	474,657
Margin loan payable	470,416	-

Total current liabilities	2,649,297	1,667,382

Stockholders’ Equity
Common stock, $1.00 par value per share; 100,000 shares authorized; 100,000 shares issued and outstanding	100,000	100,000
Retained earnings	7,988,933	6,306,969

Total stockholders’ equity	8,088,933	6,406,969

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,738,230	$8,074,351

The Accompanying Notes are an Integral Part of the Financial Statements

Beeman Drilling Co.
Statements of Operations
For the Nine Months Ended September 30, 2007 and 2006
(Unaudited)

	2007	2006

Revenues	$2,581,534	$4,485,400
Cost of revenues
Related party	55,290	51,844
Non-related party	955,503	895,945
Total cost of revenues	1,010,793	947,789

Gross margin on drilling operations	1,570,741	3,537,611

Operating expenses
Selling, general and administrative
Related party	72,080	85,552
Non-related party	1,245,644	1,478,465
Total selling, general and administrative expense	1,317,724	1,564,017
Depreciation	178,687	299,103

Total operating expenses	1,496,411	1,863,120

Income from operations	74,330	1,674,491

Other income (expense)
Investment income (loss)	2,488,517	(2,378,418)
Interest Expense	(14,417)	(76,043

Income (loss) before provision for income tax	2,548,430	(779,970)

Income tax expense (recovery)	866,466	(265,190)

Net income (loss)	$1,681,964	$(514,780)

Per Share Data
Basic and diluted net income (loss) per share	$16.82	$(5.15)

Weighted average shares outstanding	100,000	100,000

The Accompanying Notes are an Integral Part of the Financial Statements

Beeman Drilling Co.
Statements of Cash Flow
For the Nine Months Ended September 30, 2007 and 2006
(unaudited)

	2007	2006
Cash flows from operating activities
Net income (loss)	$1,681,964	(514,780)
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation	178,686	299,103
Deferred income tax expense (recovery)	-	(166,245)
Gain on sale of property and equipment	(50,000)	-
Non cash investment income (loss)	(1,876,533)	2,655,276
Changes in operating assets and liabilities
Accounts receivable	325,537	(161,466)
Prepaid expenses	306,995	90,222
Accounts payable and accrued expenses	(120,593)	266,617
Income taxes payable	503,783	(1,030,194)

Net cash provided by operating activities	1,152,548	1,438,533

Cash flows from investing activities
Purchase of trading securities	(2,417,977)	4,833,110
Cash proceeds from disposal of assets	50,000	(619,591)

Net cash used in investing activities	(2,367,977)	4,213,519

Cash flows from financing activities
Proceeds from margin loan	470,416
Repayment of margin loan	-	(3,580,507)
Liquidation of cash overdraft	(74,400)	-
Borrowings (repayment) of note payable to stockholder	202,709	(103,627)

Net cash provided by financing activities	598,725	3,684,134

Increase (decrease) in cash and equivalents	(819,413)	1,967,918
Cash and cash equivalents, beginning of period	1,430,257	151,754

Cash and cash equivalents, end of period	$610,844	$2,119,672

Supplemental disclosures
Cash paid for interest	$-	$-
Cash paid for taxes	$359,981	$220,497

The Accompanying Notes are an Integral Part of the Financial Statements

Beeman Drilling Co.
Notes to Financial Statements
September 30, 2007 and 2006
(Unaudited)

Note 1: Basis of Presentation

The accompanying unaudited interim financial statements of Beeman Drilling Co. (“Beeman Drilling”) have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the rules and regulations of the Securities and Exchange Commission.  They do not include all information and notes required by U.S. generally accepted accounting principles for complete financial statements.  These interim financial statements should be read in conjunction with the audited financial statements and the accompanying notes located elsewhere in this private placement memorandum for the period years ended December 31, 2006 & 2005.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods presented have been included.  The results of operations for interim periods are not necessarily indicative of the results that may be expected for any other interim period or for the full year.

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.
.
Note 2: Investments

The aggregate amortized cost, gross unrealized gains, gross unrealized losses, and estimated fair value of trading securities at September 30,2007 and December 31, 2006, are as follows:

Description	September 30, 2007	December 31, 2006

Cost	$5,733,776	$3,315,799
Gross unrealized gains	2,879,718	1,117,550
Gross unrealized losses	-	(114,365)

Estimated fair value	$8,613,494	$ `4,318,984

Note 3: Margin Loan Payable

The margin loan payable as of September 30, 2007 is $470,416 bearing interest at 9.5% per annum and is secured by trading securities.